EXHIBIT 21


                      SUBSIDIARIES OF PROGRESS ENERGY, INC.
                              AT DECEMBER 31, 2000


The following is a list of certain direct and indirect subsidiaries of Progress Energy, Inc. and their respective states of incorporation:

Carolina Power & Light Company                                   North Carolina
         Caronet, Inc.                                           North Carolina

Florida Progress Corporation                                     Florida
         Florida Power Corporation                               Florida
         Progress Telecommunications Corporation                 Florida
         Progress Capital Holdings, Inc.                         Florida
                  Electric Fuels Corporation                     Florida
                           MEMCO Barge Line, Inc.                Delaware
                           Progress Rail Services Corporation    Alabama

North Carolina Natural Gas Corporation                           Delaware

Progress Energy Ventures, Inc.                                   North Carolina

Strategic Resource Solutions Corp.                               North Carolina

Progress Energy Service Company, LLC                             North Carolina